                                                                   EXHIBIT 10.13

                            THIRD AMENDMENT TO THIRD
                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment"), dated as of May 30, 2003, by and among the lenders listed on the signature pages hereof as Lenders (the "Lenders"), DYNAMEX INC., a Delaware corporation (the "Borrower"), DYNAMEX OPERATIONS EAST, INC., a Delaware corporation, DYNAMEX OPERATIONS WEST, INC., a Delaware corporation, ROAD RUNNER TRANSPORTATION, INC., a Minnesota corporation, NEW YORK DOCUMENT EXCHANGE CORPORATION, a New York corporation, DYNAMEX DEDICATED FLEET SERVICES, INC., a Delaware corporation, DYNAMEX CANADA HOLDINGS, INC., a Delaware corporation, DYNAMEX PROVINCIAL COURIERS, INC., a Delaware corporation, DYNAMEX CANADA HOLDINGS NS CORP., a Nova Scotia (Canada) unlimited liability company, DYNAMEX PROVINCIAL COURIERS NS CORP., a Nova Scotia (Canada) unlimited liability company, DYNAMEX CANADA LIMITED PARTNERSHIP, a Nova Scotia (Canada) limited partnership, DYNAMEX CANADA CORP., a Nova Scotia (Canada) unlimited liability company, ALPINE ENTERPRISES LTD., a Manitoba (Canada) corporation, BANK OF AMERICA, N.A., as administrative agent for itself and the other Lenders (in such capacity, the "Administrative Agent"), and BANK ONE, NA, as syndication agent under the Credit Agreement (in such capacity, the "Syndication Agent").

                                   BACKGROUND

         A. The Borrower, the other Loan Parties (as defined in the Credit Agreement defined below), the Lenders, the Syndication Agent, and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of November 9, 2001, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of September 27, 2002, and that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of October 4, 2002 (said Third Amended and Restated Credit Agreement, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. The Borrower has requested (a) certain amendments to the Credit Agreement and (b) to remove Fleet National Bank ("Fleet") and Bank Austria Creditanstalt Corporate Finance, Inc. ("Bank Austria") (collectively, "Exiting Lenders") as lenders under the Credit Agreement.

         C. The Borrower, the Lenders, the Syndication Agent and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       AMENDMENTS.

         (a)      The definition of "Amortizing Loan Portion" set forth in
Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Amortizing Loan Portion" means that portion of the aggregate principal amount of the Loans outstanding as of the Third Amendment Effective Date in an amount equal to $13,000,000. As of the Third Amendment Effective Date, the Amortizing Loan Portion of each Lender is the amount set forth opposite the name of such Lender on the signature pages to the Third Amendment under the heading "Amortizing Loan Portion".

         (b) The definition of "Applicable Margin" set forth in Section 1.1 Of the Credit Agreement is hereby amended to read as follows:

                  "Applicable Margin" means the following percentages per annum, based upon the ratio of Total Debt to EBITDA as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 8.1(c):

----------------------------------------------------------------------------------------------------------
PRICING             RATIO OF TOTAL DEBT TO             COMMITMENT         EURODOLLAR LOANS       ABR
 LEVEL                     EBITDA                         FEE             LETTERS OF CREDIT     LOANS
----------------------------------------------------------------------------------------------------------
   1        Less than 1.25 to 1.00                       0.250                  2.000             0.000
----------------------------------------------------------------------------------------------------------
   2        Greater than or equal to 1.25                0.375                  2.500             0.125
            to 1.00 but less than 1.75 to 1.00
----------------------------------------------------------------------------------------------------------
   3        Greater than or equal to 1.75 to 1.00        0.500                  3.500             0.500
----------------------------------------------------------------------------------------------------------

                  Any increase or decrease in the Applicable Margin resulting from a change in the ratio of Total Debt to EBITDA shall become effective as of the first Business Day immediately following the end of the compliance period for which a Compliance Certificate is delivered pursuant to Section 8.1(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to be have been delivered. The Applicable Margin from and after the Third Amendment Effective Date through the date on which another Pricing Level would otherwise be in effect based on the Compliance Certificate of the Borrower shall be Pricing Level 3.

         (c) The definition of "Commitment" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Commitment" means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Loan Portion of the Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages to the Third Amendment (or any further amendment to the Credit

         Agreement) under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.12 or 11.2, and "Commitments" means such obligations of all Lenders. As of the Third Amendment Effective Date, the aggregate principal amount of the Commitments is $19,500,000.

         (d)      The defined term "Commitment Fee Rate" set forth in Section
1.1 of the Credit Agreement is hereby deleted.

         (e) The defined term "Dividends" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "Dividends" means any dividend or other distribution (whether in cash, Property or obligations), direct or indirect, on account of (or the setting apart of money for a sinking or other analogous fund for) any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class.

         (f)      The definition of "Eligible Receivables" set forth in Section
1.1 Of the Credit Agreement is hereby amended by amending clause (o) of such definition to read as follows:

                  (o) Such Receivable is not owed by an account debtor as to which more than twenty percent of the aggregate balances then outstanding on all Receivables owed by such account debtor thereon and/or its Affiliates to the Borrower or one of its Subsidiaries (as applicable) are more than 90 days past the original date of invoice; provided, that if a single invoice causes the outstanding Receivables from an account debtor that are over 90 days past due to be greater than twenty percent of the aggregate Receivables owed by such account debtor, but such Receivables from such invoice otherwise are "Eligible Receivables" but for this clause (o) or clause (c) of the definition, then only such Receivables from such invoice will be excluded in determining "Eligible Receivables";

         (g)      The definition of "Fixed Charge Coverage Ratio" set forth in
Section 1.1 Of the Credit Agreement is hereby amended to read as follows:

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) the sum of the following (without duplication) for the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (i) Net Income, plus (ii) Interest Expense, plus (iii) income and franchise taxes to the extent deducted in determining Net Income, plus (iv) depreciation and amortization expense and other non-cash items to the extent deducted in determining Net Income, minus (v) non-cash income to the extent included in determining Net Income, plus (vi) Lease Expense, minus (vii) Capital Expenditures, minus (viii) Dividends to (b) the Fixed Charges of the Borrower and its Subsidiaries for such period.

         (h) The definition of "Interest Rate Protection Agreements" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more Lenders that are parties to this Agreement (or Affiliates of such Lenders) providing for the transfer or mitigation of interest rate risks either generally or under specified contingencies.

         (i) The definition of "Loan Documents" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Loan Documents" means this Agreement, the Notes, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Administrative Agent's Letter, the Letters of Credit, the Letter of Credit Agreements, the Joinder Agreements, any Interest Rate Protection Agreement or Currency Hedge Agreement between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of a Lender, and all other agreements, documents and/or instruments now or hereafter executed and/or delivered pursuant to or in connection with any of the foregoing, and any and all amendments, modifications, supplements, renewals, extensions, restatements or replacements thereof.

         (j) The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Maturity Date" means November 30, 2005.

         (k) The definition of "Obligations" set forth in Section 1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Obligations" means any and all (a) indebtedness, liabilities and obligations of the Borrower and the other Loan
         Parties, or any of them, to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, evidenced by and/or arising pursuant to any of the Loan Documents (including, without limitation, this Agreement, the Notes and the Guaranties), now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrower and the Guarantors to repay the Loans and the Reimbursement Obligations, to pay interest on the Loans and the Reimbursement Obligations (including, without limitation, interest accruing after any, if any, bankruptcy, insolvency, reorganization or other similar filing) and to pay all fees, indemnities, costs and expenses (including attorneys' fees) provided for in the Loan Documents and (ii) the indebtedness constituting the Loans, the Reimbursement Obligations and such interest, fees, indemnities, costs and expenses, (b) indebtedness, liabilities and obligations of the Borrower or any of its Subsidiaries under any and all Interest Rate Protection Agreements and Currency Hedge Agreements that it may enter into with any Lender or any Affiliate of a Lender with the prior written consent of the Administrative Agent and the Required Lenders (whether or not such Lender remains as a Lender after the execution of any such Interest Rate Protection Agreement or Currency Hedge Agreement, unless the Administrative Agent and the Required Lenders otherwise provide in connection with or as a condition to their consent), and (c) indebtedness, liabilities and obligations of the Borrower or any of its Subsidiaries to any Lender in respect of cash management, depository accounts (including chargebacks) or similar agreements.

         (l)      The definition of "Restricted Payment" set forth in Section
1.1 of the Credit Agreement is hereby amended to read as follows:

                  "Restricted Payment" means (a) any Dividend; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, purchase, retirement or defeasance of, or payment with respect to, any Subordinated Debt; (d) any loan, advance or payment to any officer, director or shareholder of the Borrower or any of its Subsidiaries (other than a shareholder consisting of the Borrower or a Subsidiary of the Borrower), exclusive of reasonable compensation paid to officers or directors paid in the ordinary course of business; and (e) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries now or hereafter outstanding.

         (m)      The defined term "Third Amendment" is hereby added to Section
1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "Third Amendment" means that certain Third Amendment to Third Amended and Restated Credit Agreement, dated as of May 30, 2003, among the Borrower, the Lenders, the Syndication Agent and the Administrative Agent.

         (n) The defined term "Third Amendment Effective Date" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "Third Amendment Effective Date" means the date that all of the conditions to effectiveness set forth in Section 3 of the Third Amendment have been satisfied.

         (o) Section 2.3 Of the Credit Agreement is hereby amended to read as follows:

                  Section 2.3 Repayment of Loans. The Borrower shall pay to the Administrative Agent for the account of each applicable Lender the principal of the Loans (including the Amortizing Loan Portion of the Loans) outstanding as of the Maturity Date (and the principal of the Loans outstanding as of the Maturity Date shall be due and payable) in full on the Maturity Date. In addition to the foregoing, the Borrower shall pay to the Administrative Agent for the account of each applicable Lender the outstanding principal of the Amortizing Loan Portion of the Loans in ten installments, as follows:

   PAYMENT DATE                            PAYMENT AMOUNT
  July 31, 2003                              $1,375,000
 October 31, 2003                            $1,375,000
 January 31, 2004                            $1,375,000
  April 30, 2004                             $1,375,000
  July 31, 2004                              $1,375,000
 October 31, 2004                            $1,375,000
 January 31, 2005                            $1,375,000
  April 30, 2005                             $1,375,000
  July 31, 2005                              $1,375,000
November 30, 2005                            $  625,000

         (p) Section 2.10(a) of the Credit Agreement is hereby amended to read as follows:

                  (a) Subject to Section 13.12, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused or unfunded amount of such Lender's Commitment, for the period from and including the Third Amendment Effective Date to and including the Revolving Period Termination Date, at the Applicable Margin for commitment fee calculated in accordance with the definition of "Applicable Margin" contained herein, based on a 360-day year and the actual number of days elapsed, which accrued commitment fees shall be payable in arrears on each Quarterly Date and on the Revolving Period Termination Date.

         (q) Section 2.14(b) of the Credit Agreement is hereby amended to read as follows:

                  (b) Prepayments from Excess Cash Flow. The Borrower shall, on or before October 31st of each year after the Third Amendment Effective Date if the ratio of Total Debt to EBITDA for the four fiscal quarters of the Borrower ended on the July 31st immediately preceding such October 31st is greater than or equal to 1.75 to 1.00, pay (or cause to be paid) to the Administrative Agent, as a prepayment of the Loans and the other Obligations then outstanding, an aggregate amount equal to fifty percent (50%) of the Excess Cash Flow for the fiscal year ended on the July 31st immediately preceding such payment date; provided, however that, for purposes of this Section 2.1(b), Excess Cash Flow attributable to the Canadian Subsidiaries generated on and after the Closing Date shall not exceed $2,000,000 in the aggregate.

         (r) Section 9.4 of the Credit Agreement is hereby amended to read as follows:

                  Section 9.4 Restricted Payments. Each of the Loan Parties will not, and will not permit any of its Subsidiaries to, make any Restricted Payments, except:

                  (a) subject to the subordination provisions relating thereto, (i) the Borrower may make regularly scheduled payments of interest accrued on any Permitted Subordinated Debt and may pay principal of Permitted Subordinated Debt if and to the extent (but only if and to the extent) permitted by the express terms of the Subordinated Debt Documents governing such Permitted Subordinated Debt, which terms have been expressly approved in writing by the Administrative Agent and (ii) Subsidiaries of the Borrower may make payments of principal and interest accrued on subordinated intercompany Debt which is permitted to be incurred in accordance with Section 9.1(c) if and to the extent (but only if and to the extent) that such payments are permitted by the terms of the documents governing such subordinated intercompany Debt, which terms have been expressly approved in writing by the Administrative Agent;

         (b) Subsidiaries of the Borrower owned by the Borrower may declare and pay Dividends to the Borrower to the extent permitted by applicable law;

         (c) Subsidiaries of the Borrower owned by Subsidiaries of the Borrower may declare and pay Dividends to their parent Subsidiaries to the extent permitted by applicable law;

         (d) the Borrower may purchase shares of Dynamex Common Stock from employees of the Borrower or its Subsidiaries upon the termination of the employment of such employees, provided that the amount paid therefor shall not exceed the fair market value of such shares to be purchased and shall not exceed $100,000 in the aggregate during any fiscal year;

         (e) the Borrower and its Subsidiaries may make Loans to any officer, director or shareholder of the Borrower or any of its Subsidiaries (other than a shareholder consisting of the Borrower or a Subsidiary of the Borrower) which, when aggregated with all such other loans, do not exceed $100,000 in aggregate amount at any time outstanding; and

         (f) the Borrower may declare and pay Dividends, provided that prior to any declaration and payment of any such Dividend, the Borrower shall have delivered to the Administrative Agent a Compliance Certificate calculated on a pro-forma basis giving effect to the proposed Dividend which indicates that the ratio of Total Debt to EBITDA for the four fiscal quarters ended immediately preceding the date of such proposed Dividend is less than 1.75 to 1.00 and the Fixed Charge Coverage Ratio for the four fiscal quarters ended immediately preceding the date of such proposed Dividend is in compliance with Section 10.3; provided, however, that no Restricted Payments may be made pursuant to clauses
(a), (d) or (f) preceding if a Default exists at the time of such Restricted Payment or would result therefrom.

(s) Section 10.1 of the Credit Agreement is hereby amended to read as follows:

         Section 10.1 Maximum Ratio of Total Debt to EBITDA. The Borrower and its consolidated Subsidiaries will not permit the ratio, calculated in accordance with Section 1.4, of (i) Total Debt to (ii) EBITDA for the four fiscal quarters of the Borrower then ended to be greater than (a) 2.25 to 1.00 at the end of any fiscal quarter of the Borrower up to and including July 31, 2003 and (b) 2.00 to 1.00 at the end of any fiscal quarter of the Borrower thereafter.

(t) Section 10.2 of the Credit Agreement is hereby amended to read as follows:

                  Section 10.2 Minimum Net Worth. The Borrower and its consolidated Subsidiaries will at all times maintain Net Worth in an amount equal to (a) $45,000,000, plus (b) 75% of cumulative Net Income, if positive for any fiscal quarter (i.e., exclusive of any negative Net Income for any fiscal quarter), for any fiscal quarter commencing on and after May 1, 2003, plus (c) all Net Proceeds of each Equity Issuance which occurs on or after January 1, 2003.

         (u) Exhibit I, the Form of Compliance Certificate, is hereby amended to be in the form of Exhibit I hereto.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof, after taking into account the effectiveness of this Third
Amendment:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment, the replacement Amortizing Loan Notes for each Lender (the "Replacement Amortizing Loan Notes"), the replacement Revolving Loan Notes for each Lender (the "Replacement Revolving Loan Notes") (collectively, the "Replacement Notes"), (ii) this Third Amendment and the Replacement Notes have been duly executed and delivered by the Borrower, and (iii) this Third Amendment and the Replacement Notes and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Third Amendment, the Replacement Notes or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or organizational documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by the Borrower of this Third Amendment or the Replacement Notes.

         3. CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective upon satisfaction of the following conditions:

         (a) the representations and warranties set forth in Section 2 of this Third Amendment shall be true and correct;

         (b) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Lenders;

         (c) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Loan Party;

         (d) the Administrative Agent shall have received duly executed Replacement Notes for each Lender;

         (e) Fleet shall have received $1,911,201.56, which represents payment in full of all amounts due and owing to Fleet under the Credit Agreement and the other Loan Documents;

         (f) Bank Austria shall have received $1,146,720.86, which represents payment in full of all amounts due and owing to Bank Austria under the Credit Agreement and the other Loan Documents;

         (g) the Administrative Agent shall have received payments in respect of the Amortizing Loan Portion for the account of the Lenders such that after giving effect thereto the outstanding aggregate amount of the Amortizing Loan Portion is $13,000,000;

         (h) the Administrative Agent shall have reviewed the Security Documents and shall be satisfied with the results of such review; and

         (i) the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, such other documents, certificates and instruments as the Lenders shall require.

         4. PURCHASE BY LENDERS. Simultaneously with the satisfaction of conditions of effectiveness set forth in Section 3, each Lender shall purchase or sell (as the case may be), without recourse, (a) an amount of loans consisting of the Revolving Loan Portion and Letter of Credit liabilities outstanding such that after giving effect to this Third Amendment, the amount of each Lender's Commitment under the Credit Agreement which has been utilized shall be pro rata among the Lenders in the proportion that their respective Commitment bears to the aggregate Commitments and (b) an amount of the loans consisting of the Amortizing Loan Portion outstanding such that after giving effect to this Third Amendment, the Amortizing Loan Portion Percentage of each Lender shall be a percentage based on the Amortizing Loan Portions set forth on the signature pages hereto.

         5. EXITING LENDERS. Upon satisfaction of the conditions set forth in Section 3 of this Third Amendment, (a) no Exiting Lender shall (i) be a Lender under the Credit Agreement or (ii) have any rights or obligations with respect to being a Lender, except for those that expressly survive termination of the Credit Agreement or termination of any commitments thereunder, (b) each Exiting Lender shall mark its Revolving Loan Note and Amortizing Loan Note "PAID IN FULL", and promptly return its Revolving Loan Note and Amortizing Loan Note to the Borrower and (c) each Exiting Lender shall be entitled to the benefits of
Section 7 hereof. Fleet acknowledges and agrees that the amount set forth in
Section 3(e) above is all amounts due and owing to Fleet under the Credit Agreement and the other Loan Documents. Bank Austria acknowledges and agrees that the amount set forth in Section 3(f) above is all amounts due and owing to Bank Austria under the Credit Agreement and the other Loan Documents.

         6.       LOAN PARTY'S ACKNOWLEDGMENT. By signing below, each Loan Party
(i) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (ii) acknowledges and agrees that its obligations in respect of the Loan Documents to which it is a party are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under the Loan Documents to which it is a party, and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its obligations under the Loan Documents to which it is a party.

         7. RELEASE. IN CONSIDERATION OF THE LENDER'S EXECUTION OF THIS THIRD AMENDMENT, EACH OF THE LOAN PARTIES, IN EACH CASE ON BEHALF OF ITSELF AND EACH OF THEIR SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE "RELEASORS"), DOES VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE EACH LENDER, EACH EXITING LENDER AND ADMINISTRATIVE AGENT AND THEIR RESPECTIVE PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH, A "RELEASED PARTY") FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ARISING ON OR BEFORE THE DATE THIS THIRD AMENDMENT IS EXECUTED, WHICH BORROWER OR ANY LOAN PARTY MAY NOW HAVE AGAINST ANY RELEASED PARTY, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "OBLIGATIONS", INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS THIRD AMENDMENT.

         8.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon and during the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Third Amendment.

         (b) Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other

Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

         9. COSTS AND EXPENSES. The Borrower shall be obligated to pay the costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder.

         10. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

         11. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to conflict of laws) and the United States of America, and shall be binding upon the Borrower and each Lender and their respective successors and assigns.

         12. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

         13. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                                DYNAMEX INC.

                                By: /s/ Ray Schmitz
                                    --------------------------------------------
                                    Name:  Ray E. Schmitz
                                    Title: Vice President & CFO

                                DYNAMEX OPERATIONS EAST, INC.
                                DYNAMEX OPERATIONS WEST, INC.
                                ROAD RUNNER TRANSPORTATION, INC.
                                NEW YORK DOCUMENT EXCHANGE CORPORATION
                                DYNAMEX DEDICATED FLEET SERVICES, INC.
                                DYNAMEX CANADA HOLDINGS, INC.
                                DYNAMEX PROVINCIAL COURIERS, INC.
                                DYNAMEX CANADA HOLDINGS NS CORP.
                                DYNAMEX PROVINCIAL COURIERS NS
                                      CORP., individually and as general partner of Dynamex Canada Limited Partnership
                                DYNAMEX CANADA CORP.
                                ALPINE ENTERPRISES LTD.

                                By: /s/ Ray Schmitz
                                    --------------------------------------------
                                    Name:  Ray E. Schmitz
                                    Title: Vice President & CFO

                                ADMINISTRATIVE AGENT:

                                BANK OF AMERICA, N.A.,
                                as Administrative Agent

                                By: /s/ Suzanne M. Paul
                                    --------------------------------------------
                                    Name:  Suzanne M. Paul
                                    Title: Vice President

                                LENDERS:

                                BANK OF AMERICA, N.A.
COMMITMENT: $14,677,304

AMORTIZING LOAN PORTION:
$8,574,822
                                By: /s/ Michael F. Murray
                                    --------------------------------------------
                                    Name:  Michael F. Murray
                                    Title: Vice President

                                BANK ONE, N.A., (Main Office Chicago)
                                as Syndication Agent and as a Lender

COMMITMENT: $4,822,696

AMORTIZING LOAN PORTION:
$4,425,178

                                By: /s/ Sharon Ellis
                                    --------------------------------------------
                                    Name:  Sharon Ellis
                                    Title: Vice President

ACKNOWLEDGED AND AGREED
FOR PURPOSES OF SECTION 5 AND
SECTION 7 HEREOF ONLY:

FLEET NATIONAL BANK

By: /s/ Kay H. Campbell
    ----------------------------
    Name:  Kay H. Campbell
    Title: Vice President

BANK AUSTRIA CREDITANSTALT
CORPORATE FINANCE, INC.

By: /s/ Scott Obeck
    ----------------------------
    Name:  Scott Obeck
    Title: Associate Director

By: /s/ Warren Seidel
    ----------------------------
    Name:  Warren Seidel
    Title: Senior Vice President

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